Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-191871 on Form N-2 of our report dated February 24, 2014, relating to the statement of assets and liabilities as of December 31, 2013 of TriplePoint Venture Growth BDC Corp., appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, California
February 24, 2014